Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the registrants Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 1, 2018 (the “Definitive Proxy Statement”).

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination, the combination of SES Holdco, LLC (“Sprint”) and JFL_NRC Holdings, LLC (“NRC”) to form NRC Group Holdings LLC (“NRC Group”) in May 2018, the dividend payment of approximately $86.5 million (the “Dividend Recapitalization”) to JFL-NRC SES Partners, LLC (“JFL Partners”) and the acquisition of SWS in May 2018 under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and the acquisition of Progressive Environmental Services, Inc. (“SWS”) are described in the Definitive Proxy Statement in the section entitled “Information about NRC Group” beginning on page 187. The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and related financing, and the acquisition of SWS occurred prior to September 30, 2018 and, therefore, are reflected in the historical unaudited condensed consolidated balance sheet of NRC Group at September 30, 2018. Since Sprint and NRC were under common control prior to their combination to form NRC Group in June 2018, historical condensed consolidated results of operations for the nine months ended September 30, 2018 and historical consolidated results of operations for the year ended December 31, 2017 have been retroactively restated to present Sprint and NRC operations on a “combined” basis in order to conform to the current presentation. The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hennessy Capital Acquisition Corp. III (“Hennessy Capital”) will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on NRC Group comprising the ongoing operations of the combined company, NRC Group’s equityholders having approximately 65% voting control of the combined company and NRC Group’s senior management comprising the senior management of the combined company. For accounting purposes, NRC Group will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NRC Group (i.e., a capital transaction involving the issuance of stock by Hennessy Capital for the stock of NRC Group). Accordingly, the consolidated assets, liabilities and results of operations of NRC Group will become the historical financial statements of the combined company, and Hennessy Capital’s assets, liabilities and results of operations will be consolidated with NRC Group beginning on the acquisition date.

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the proposed related financing transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company. The unaudited pro forma condensed combined balance sheet is based on NRC Group’s unaudited condensed consolidated balance sheet as of September 30, 2018 together with the unaudited condensed balance sheet of Hennessy Capital, as of September 30, 2018 and has been prepared to reflect the Business Combination and the proposed related financing transactions as if they occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the pro forma consolidated results of operations of NRC Group to reflect the May 2018 acquisition of SWS as though it was made at January 1, 2017 (as described in Note 6), together with the unaudited historical results of operations for Hennessy Capital for the nine months ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the pro forma consolidated results of operations of NRC Group to reflect the May 2018 acquisition of SWS as though it was made at January 1, 2017 (as described in Note 6), together with the audited historical results of operations for Hennessy Capital for the period from January 3, 2017 (inception) to December 31, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 gives pro forma effect to the Business Combination and the proposed related financing transactions as if they occurred on January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 was derived from NRC Group’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2018 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see Note 6 below) and Hennessy Capital’s unaudited condensed statement of operations for the nine months ended September 30, 2018, each of which is included elsewhere in this Current Report on Form 8-K (see Exhibit 99.1) and in the Form 10-Q filed by Hennessy Capital on October 10, 2018. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of NRC Group and Hennessy Capital, respectively, and should be read in conjunction with the interim unaudited financial statements and audited financial statements and related notes, each of which is included elsewhere in this Current Report on Form 8-K (see Exhibit 99.1) or in the Definitive Proxy Statement or in the Form 10-Q filed by Hennessy Capital on October 10, 2018. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from NRC Group’s audited consolidated statement of operations for the year ended December 31, 2017, after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 together with Hennessy Capital’s historical audited statement of operations for the period January 3, 2017 (inception) to December 31, 2017 included in the Definitive Proxy Statement.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the proposed related financing transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a fully reporting public company. In addition, we anticipate the adoption of various stock compensation plans or programs (including the Incentive Plan) that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and amounts are not yet known.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “NRC Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Hennessy Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of NRC Group, SWS and Hennessy Capital, included elsewhere in this Current Report on Form 8-K or in the Definitive Proxy Statement and the Form 10-Q filed by Hennessy Capital on October 10, 2018.

The unaudited pro forma condensed combined financial statements have been prepared based on: (i) 20,954,826 shares of Hennessy Capital common stock redeemed at the Closing ($214.3 million) pursuant to Hennessy Capital’s pre-Business Combination certificate of incorporation, (ii) the amount raised from the sale of $75.0 million of our Series A Convertible Preferred Stock and approximately $20.0 million of the registrant’s common stock in the PIPE Financing and (iii) approximately $49.1 million raised in connection with the JFL Subscription (as defined).

2

Unaudited Pro Forma

Condensed Combined Balance Sheet

As of September 30, 2018

(In Thousands)

	Hennessy Capital Acquisition Corp. III	NRC Group	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$440	$14,376	$262,427	3a	$13,093
			$(214,343)	3f
			(170,900)	3b
			(23,907)	3c
			105,000	3e
			40,000	3g

Accounts receivable, net	-	101,306	-		101,306
Inventory	-	6,818	-		6,818
Prepaid expenses and other assets	31	4,735	-		4,766
Total current assets	$471	$127,235	$(1,723)		$125,983
Cash and investments held in Trust Account	262,475	-	(262,427)	3a	-
			(48)	3a
Property and equipment, net	-	114,390	-		114,390
Goodwill	-	43,823	-		43,823
Other intangible assets, net	-	49,822	-		49,822
Other long term assets	-	1,157	-		1,157
TOTAL ASSETS	$262,946	$336,427	$(264,198)		$335,175

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term and revolving debt	$-	$8,780			$8,780

Accounts payable and accrued expenses	3,562	48,887	(4,800)	3h	47,649
Deferred revenue	-	4,532	-		4,532
Other current liabilities including taxes	48	168	(48)	3a	168
Total current liabilities	$3,610	$62,367	$(4,848)		$61,129
Long-term liabilities
Deferred underwriters’ fee	9,616	-	(9,616)	3c	-
Long-term debt, net of current maturities	-	294,892			294,892
Other liabilities	-	2,000			2,000
Total liabilities	13,226	359,259	(14,464)	3a	358,021
Common stock subject to possible redemption	244,720		(244,720)	3c	-
Stockholders’ Equity
Preferred stock	-		-	3e	-
			-	3d
Common stock	1		2	3b	4
			2	3c
			-	3d
			(1)	3f
Common Units/Members Capital	-	64,150	(64,150)	3b	-
Additional paid-in-capital	6,718	14,331	(104,250)	3b	80,556
			(2,500)	3b
			223,738	3b
			(223,740)	3b
			244,718	3c
			(214,342)	3f
			(1,719)	3d
			(7,398)	3c, g
			105,000	3e
			40,000	3g
Retained earnings (accumulated deficit)	(1,719)	(95,252)	(6,893)	3c	(97,345)
			1,719	3d
			4,800	3h
Accumulated other comprehensive loss	-	(6,061)	-		(6,061)
Total stockholders’ equity	$5,000	$(22,832)	$(5,014)		$(22,846)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$262,946	$336,427	$(264,198)		$335,175

See accompanying notes to unaudited pro forma condensed financial information

3

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018
(In Thousands EXCEPT SHARE AND PER SHARE AMOUNTS)

	Hennessy Capital Acquisition Corp. III	NRC Group Pro Forma with SWS	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined

Net revenue	$-	$273,433	$-		$273,433
Operating expenses:
Operating expenses including cost of revenues	-	183,838			183,838
General and administrative expenses	4,515	46,481	(3,800)	4d	47,196
Depreciation and amortization	-	23,067	-		23,067
Other expense including management fees and acquisition expenses, net	-	7,094	(1,400)	4d	5,694
Total operating expenses	4,515	260,480	(5,200)		259,795
Income from operations	(4,515)	12,953	5,200		13,638
Other income(expense):
Interest and other income or expense	3,175	-	(3,175)	4a	-
Loss on extinguishment of debt and other	-	(2,719)	2,720	4c	1
Interest and financing costs	-	(13,674)	13,674	4b	(18,500)
			(18,500)	4b
Total other income (expense)	3,175	(16,393)	(5,281)		(18,499)
Income (loss) before income taxes	(1,340)	(3,440)	(81)		(4,861)
Provision (benefit) for income taxes	660	(361)	(660)	4a	(361)
Net income (loss)	$(2,000)	$(3,079)	$579		$(4,500)

Earnings (loss) per share available to common shareholders
Basic and diluted	$(0.26)				$(0.12)
Weighted average shares outstanding -
Basic and diluted	7,735,000		29,167,000	5a	36,902,000

See accompanying notes to unaudited pro forma condensed financial information

4

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(In Thousands EXCEPT SHARE AND PER SHARE AMOUNTS)

	Hennessy Capital Acquisition Corp. III	NRC Group Pro Forma with SWS	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined

Operating revenue	$—	$338,239	$—		$338,239
Costs and expenses:
Operating expenses including cost of revenues	—	230,214	—		230,214
General and administrative expenses	670	56,745	—		57,415
Depreciation and amortization	—	29,137	—		29,137
Impairment loss – goodwill	—	6,852	—		6,852
Management fees	—	1,836	—		1,836
Other expense including acquisition expenses, net	—	4,113	—		4,113
Total operating expenses	670	328,897	—		329,567
Income (loss) from operations	(670)	9,342	—		8,672
Other income (expense):
Interest and other income	1,395	7	(1,395)	4a	7
Other expense, net	—	(93)			(93)
Interest and financing costs	—	(14,033)	14,033	4b	(24,700)
			(24,700)	4b
Foreign currency transaction losses	—	(402)	—		(402)
Total other income (expense)	1,395	(14,521)	(12,062)		(25,188)
Income (loss) before income taxes	725	(5,179)	(12,062)		(16,516)
Provision for income taxes	444	2,135	(444)	4a	2,135
Net income (loss)	$281	$(7,314)	$(11,618)		$(18,651)
Earnings (loss) per share available to common shareholders
Basic	$0.04				$(0.51)
Diluted	$0.02				$(0.51)
Weighted average shares outstanding –
Basic	6,711,000		30,191,000	5a	36,902,000
Diluted	19,254,000		17,648,000	5a	36,902,000

See accompanying notes to unaudited pro forma condensed financial information

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On October 17, 2018, the registrant consummated the previously announced acquisition of all of the issued and outstanding membership interests of NRC Group from JFL Partners, in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018 between Hennessy Capital and JFL Partners. Pursuant to the Purchase Agreement, the total purchase price of $394.7 million was paid to JFL Partners in a combination of cash ($170.9 million) and in shares of the registrant’s common stock (21,873,680 shares valued at a total of $223.7 million). In connection with the closing of the Business Combination, the registrant changed its name from Hennessy Capital Acquisition Corp. III to NRC Group Holdings Corp.

In connection with the Business Combination, and to ensure sufficient funds to finance the cash component of the consideration payable to JFL Partners and payment of Hennessy Capital’s transaction fees and expenses, Hennessy Capital entered into the Backstop and Subscription Agreement with Nomura, which provided for the issuance and sale by the registrant to institutional accredited investors of $75.0 million shares of the registrant’s 7.00% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share, with the possibility of additional shares of the registrant’s common stock or shares of Series A Convertible Preferred Stock in a private placement. On August 24, 2018, Hennessy Capital entered into the Cyrus Subscription Agreement, which provided for the issuance and sale by the registrant to Cyrus Capital, or to any affiliate of Cyrus Capital or to any fund and/or accounts that are managed, advised or sub-advised by Cyrus Capital (collectively, with Cyrus Capital, “Cyrus”) of $53.0 million of shares of Series A Convertible Preferred Stock and approximately $15.0 million of newly issued shares of the registrant’s common stock. Prior to August 24, 2018, Hennessy Capital entered into certain Other Subscription Agreements on terms substantially similar to the Cyrus Subscription Agreement with certain Other Subscribers, collectively, and together with Nomura and Cyrus, the “PIPE Investors”), which provided for the issuance and sale by the registrant to the Other Subscribers of $8.75 million of shares of Series A Convertible Preferred Stock and approximately $5.0 million of newly issued shares of the registrant’s common stock. The Series A Convertible Preferred Stock purchased under the Cyrus Subscription Agreement and the Other Subscription Agreements reduced the equity commitment by Nomura under the Nomura Commitment, which resulted in Nomura purchasing $13.25 million shares of Series A Convertible Preferred Stock. The issuance and sale of shares under the Nomura Commitment, the Cyrus Subscription Agreement and the Other Subscription Agreements, being referred to collectively hereafter as the “PIPE Financing.” On the Closing Date, the PIPE Financing was consummated, and the registrant issued to the PIPE Investors, in the aggregate, 750,000 shares of Series A Convertible Preferred Stock for aggregate cash proceeds of $75.0 million and 1,951,220 shares of the registrant’s common stock for aggregate cash proceeds of approximately $20.0 million.

Further to the Backstop and Subscription Agreement, Nomura subscribed for an additional $25.0 million of shares of the registrant’s common stock to serve as a backstop (the “Backstop Commitment”), which could be exercised at the option of the registrant and would be fulfilled either through the issuance of newly issued shares of the registrant’s common stock or through open market purchases.

Concurrently with the execution of the Purchase Agreement, Hennessy Capital and its sponsor, Hennessy Sponsor, entered into the JFL Subscription Agreement with JFLCo, which provided that JFLCo or one or more of its affiliated investment funds may elect (i) to purchase from the registrant (A) up to 300,000 newly issued shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million and (B) up to 1,951,220 newly issued shares of the registrant’s common stock for an aggregate purchase price of approximately $20.0 million and (ii) in connection with any such purchase, receive from HCAC Sponsor 106,953 additional shares of the registrant’s common stock, for no consideration, in accordance with the terms of the JFL Subscription Agreement. JFLCo elected to exercise its rights under the JFL Subscription Agreement in full through certain of its affiliated funds (together with JFL Partners, the “JFL Funds”) for an aggregate purchase price of approximately $49 million. On the Closing Date, the transactions contemplated by the JFL Subscription Agreement were consummated.

At the Closing, HCAC Sponsor exchanged 9,600,000 outstanding warrants issued to HCAC Sponsor in the private placement that occurred simultaneously with the consummation of Hennessy Capital’s initial public offering for 1,920,000 newly issued shares of the registrant’s common stock and forfeited to the registrant in the Sponsor Warrant Exchange for equivalent number of existing founder shares held by HCAC Sponsor for cancellation. The effect of the Sponsor Warrant Exchange is to effectively cancel all of the outstanding placement warrants for no consideration upon consummation of the Business Combination.

The following unaudited pro forma condensed combined financial statements have been prepared based on: (i) 20,954,826 shares of Hennessy Capital common stock redeemed at the Closing ($214.3 million) pursuant to Hennessy Capital’s pre-Business Combination certificate of incorporation, (ii) the amount raised from the sale of $75.0 million of our Series A Convertible Preferred Stock and approximately $20.0 million of the registrant’s common stock in the PIPE Financing and (iii) approximately $49 million raised in connection with the JFL Subscription (as defined).

6

2. Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination, the combination of Sprint and NRC to form NRC Group in May 2018, the Dividend Recapitalization, and the acquisition of SWS in May 2018 under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and related financing, and the acquisition of SWS occurred prior to September 30, 2018 and, therefore, are reflected in the historical unaudited condensed consolidated balance sheet of NRC Group at September 30, 2018. Since Sprint and NRC were under common control prior to their combination to form NRC Group in June 2018, historical condensed consolidated results of operations for the nine months ended September 30, 2018 and historical consolidated results of operations for the year ended December 31, 2017 have been retroactively restated to present Sprint and NRC operations on a “combined” basis in order to conform to the current presentation. The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hennessy Capital will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on NRC Group comprising the ongoing operations of the combined company, NRC Group’s equityholders having approximately 65% voting control of the combined company and NRC Group’s senior management comprising the senior management of the combined company. For accounting purposes, NRC Group is the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NRC Group (i.e., a capital transaction involving the issuance of stock by Hennessy Capital for the stock of NRC Group). Accordingly, the consolidated assets, liabilities and results of operations of NRC Group will become the historical financial statements of the combined company, and Hennessy Capital’s assets, liabilities and results of operations will be consolidated with NRC Group beginning on the acquisition date.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 was derived from NRC Group’s unaudited condensed consolidated balance sheet as of September 30, 2018 together with Hennessy Capital’s unaudited balance sheet as of September 30, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the Business Combination and the related proposed financing transactions were completed on September 30, 2018.

The unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 was derived from NRC Group’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2018 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see note 6 below), together with Hennessy’s unaudited condensed statement of operations for the nine months ended September 30, 2018. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from NRC Group’s audited consolidated statement of operations for the year ended December 31, 2017 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see note 6 below), together with Hennessy Capital’s audited statement of operations for the period from January 3, 2017 (inception) to December 31, 2017 and gives pro forma effect to the Business Combination and the related proposed financing transactions as if they had occurred on January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period.

3. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments to the unaudited combined pro forma balance sheet consist of the following:

(a)	Reflects cash funding as follows: (i) the transfer of $262.4 million from Hennessy Capital’s trust account and (ii) the transfer of $48 thousand from Hennessy Capital’s trust account for the payment of accrued taxes. The following transactions that are related to the Business Combination occurred in June 2018 and are, therefore, already reflected in the unaudited historical condensed consolidated balance sheet of NRC Group, (i) the combination of Sprint and NRC in June 2018 to form NRC Group, (ii) the proceeds from NRC Group’s new $308.0 million term loan facility, net of approximately $9.7 million of financing costs including original issue discount of approximately $3.5 million, placement fees of approximately $5.3 million, and reflecting approximately $3.1 million as current portion of long-term debt (four installments of $770 thousand per quarter beginning September 30, 2018), (iii) the repayment of the existing approximately $210 million of debt and (iv) the approximately $86.5 million Dividend Recapitalization to investment affiliates of JFLCo.

7

(b)	Reflects the payment of purchase price as follows: (i) $170.9 million in cash (approximately $39.1 of which was remitted to NRC Group to reimburse seller expenses that were paid through NRC Group) including $2.5 million reimbursement of commitment fees advanced by JFLCo in connection with the Backstop and Subscription Agreement (charged to additional paid in capital) and (ii) equity purchase price of $223.74 million in fair value of 21,873,680 shares of the registrant’s common stock valued at $10.23 per share.

(c)	Reflects other transaction effects including the payment of transaction costs associated with the Business Combination which are estimated to be approximately $36.1 million in total for both parties, including; (i) approximately $9.616 million of deferred underwriting discounts and fees from Hennessy Capital’s IPO which are due upon consummation of the Business Combination as well (ii) approximately $7.4 million in placement/subscription fees and original issue, (iii) other legal, accounting, printing, mailing, filing, commitment fees and other costs aggregating approximately $6.9 million, and (v) approximately $9.7 million of costs (paid in June 2018 and included in the historical consolidated pro forma balance sheet of NRC Group at September 30, 2018) associated with the debt financing, including $3.5 million of original issue discount. Also includes the elimination of 24,288,851 shares of common stock subject to possible redemption.

(d)	This adjustment reflects the elimination of Hennessy Capital’s retained earnings and the company’s par value of common and preferred stock upon consummation of the Business Combination.

(e)	Represents the issuance of 1,050,000 shares of Series A Convertible Preferred Stock (par value $0.0001) at a per share purchase price (prior to original issue discount) of $100, for gross proceeds (prior to original issue discount) in the amount of $105.0 million, including $75.0 million to PIPE Investors and $30.0 million to investment affiliates of JFL. Each share of Series A Preferred Stock will be convertible into shares of the registrant’s common stock at an assumed conversion price of $12.50. The unaudited pro forma combined balance sheet does not assume conversion of the Series A Convertible Preferred Stock. If the Series A Convertible Preferred Stock were to be converted into shares of the registrant’s common stock, the impact on the unaudited pro forma condensed unaudited balance sheet as of September 30, 2018 would be as follows:

	(in thousands of dollars)
Line item	Pro Forma Combined	Adjusted for the Conversion

Convertible preferred stock	$—	$—
Common stock	$4	$4
Additional paid-in-capital	$80,556	$80,556
Stockholders’ deficit	$(22,846)	$(22,846)

(f)	Reflects the withdrawal of $214.3 million of funds from our trust account to fund the redemption of 20,954,826 shares of common stock at Closing.

(g)	To reflect the $20.0 million PIPE Financing and the $20.0 million JFL Subscription for an aggregate of 3,902,000 shares of common stock at $10.25 as well as related subscription fees.

(h)	To reflect Business Combination costs included in (c) above that have already been incurred and need to be removed to avoid duplication.

8

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

(a)	Elimination of interest income, and related federal income taxes, on the Hennessy Capital trust assets.

(b)	Reflects (a) the elimination of historical interest expense of $13.7 million for the nine months ended September 30, 2018 and $14.0 million of historical interest expense for the year ended December 31, 2017 on debt that was repaid in NRC Group’s June 2018 refinancing and (b) the addition of approximately $18.5 million and $24.7 million, respectively, in interest and financing cost on the new debt for the nine months ended September 30, 2018 and for the year ended December 31, 2017, respectively, consisting of annual interest expense at 7.5% of approximately $22.9 million per year ($17.2 million for the nine months) and amortization of financing costs of approximately $1.8 million per year ($1.35 million for the nine months). The interest rate on the new debt financing is LIBOR (with a floor of 1%) plus 5.25% and is approximately 7.5% as of October 1, 2018. Each 0.125% change in the interest rate would generate an approximately $380 thousand change in interest expense per year (approximately $285 thousand for the nine months).

The condensed combined pro forma statement of operations does not contain an adjustment for the related effect on income tax expense for the nine months ended September 30, 2018 and the year ended December 31, 2017 applied to the incremental change in interest expense as the company does not currently believe that tax deduction would be realizable.

(c)	To eliminate loss on extinguishment of debt refinanced in June 2018 in connection with the business combination.

(d)	To eliminate approximately $5.0 million of costs associated with the Business Combination including approximately $3.6 million at Hennessy Capital and $1.4 million at NRC Group to avoid duplication of costs.

5. Earnings per Share

The pro forma adjustments to the unaudited combined pro forma statement of operations earnings per share consist of the following:

(a)	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical Hennessy Capital weighted average number of shares outstanding as follows.

For basic and diluted earnings per share, 7,735,000 and 7,735,000, respectively, for the nine months ended September 30, 2018, and 6,711,000 and 19,254,000, respectively, for the period from January 3, 2017 (inception) to December 31, 2017, are adjusted by: (a) 24,346,000 and 24,346,000 shares, respectively at September 30, 2018 and 25,370,000 and 12,827,000, shares, respectively, at December 31, 2017 to increase the weighted average share amount to 32,081,000 at September 30, 2018 and December 31, 2017, representing the total number of shares outstanding as of those dates inclusive of the shares that would no longer be subject to possible redemption as a result of the Business Combination and (b) 21,874,000 shares issued in connection with the Business Combination, (c) 20,955,000 shares redeemed at the Closing, (d) 3,902,000 PIPE common shares issued and (e) 1,920,000 warrant exchange shares issued and 1,920,000 founder shares forfeited as summarized below:

Basic shares —	Nine Months ended September 30, 2018	Year ended December 31, 2017
Weighted average shares – basic, reported	7,735,000	6,711,000
Add: Redeemable/IPO shares	24,346,000	25,370,000
Warrant Exchange Shares	1,920,000	1,920,000
Closing merger consideration payable in stock	21,874,000	21,874,000
Issuance of PIPE shares	3,902,000	3,902,000
Less: Founder Forfeited Shares	(1,920,000)	(1,920,000)
Shares redeemed	(20,955,000)	(20,955,000)
Subtotal Added	29,167,000	30,191,000
Weighted average shares pro forma	36,902,000	36,902,000

9

Diluted shares —	Year ended December 31, 2017
Weighted average shares reported	19,254,000
Add: Redeemable/IPO shares	12,827,000
Warrant exchange shares	1,920,000
Closing merger consideration payable in stock	21,874,000
Issuance of PIPE shares	3,902,000
Less: Founder Forfeited Shares	(1,920,000)
Shares redeemed	(20,955,000)
Subtotal Added	17,658,000
Weighted average shares pro forma	36,902,000

At September 30, 2018, the registrant had 19,248,750 warrants to purchase up to a total of 19,248,750 shares. Additionally, the 1,050,000 shares of Series A Convertible Preferred Stock issued will be convertible into 8,400,000 shares of the registrant’s common stock. Because the warrants are exercisable and the Series A Convertible Preferred Stock are convertible at per share amounts exceeding the current market price of the registrant’s common stock and the per share redemption price of $10.23, the warrants and Series A Convertible Preferred Stock, and in any instance in which there is a net loss, the warrants are considered antidilutive and any shares that would be issued upon exercise of the warrants or conversion of the Series A Convertible Preferred Stock are not included in earnings per share.

6. NRC’s May 2018 Acquired Business (“SWS”) and Related Unaudited Pro Forma Information

In May 2018, NRC acquired Progressive Environmental Services, Inc. (“SWS”) for approximately $22.3 million, excluding approximately $0.4 of cash acquired, to retire SWS’ then outstanding indebtedness. SWS, headquartered in Fort Worth, Texas, provides environmental services through 20 locations in eight states in the Southwest, Gulf Coast and Midwest of the United States.

The following is a summary of the allocation of the purchase price paid to the fair values of the net assets at the acquisition date in May 2018:

Accounts receivable	$12,942,000
Other current assets	544,000
Property and equipment	7,037,000
Goodwill	4,939,000
Intangible assets	2,879,000
Other non-current assets	861,000
Accounts payable and other liabilities	(5,873,000)
Deferred tax liability	(1,054,000)
Total	$22,275,000

The assets acquired and liabilities assumed were recorded at fair value as of the acquisition date. The acquisition was a stock purchase, therefore the values assigned to the intangible assets and goodwill are not deductible for tax purposes. Approximately $1.5 million of transaction expenses were incurred in the acquisition, much of which are not deductible for tax purposes.

10

Unaudited Pro Forma Financial Information for Businesses Acquired by NRC in May 2018 — The following unaudited pro forma consolidated financial statements gives effect to the acquisition of SWS under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination has been accounted for as an acquisition of SWS by NRC (the accounting acquirer) since, immediately following completion of the transaction, the equityholders of NRC Group immediately prior to the Business Combination control SWS.

The SWS acquisition occurred in May 2018, and therefore it has been included in the NRC Group historical consolidated balance sheets as of September 30, 2018 and it has been included in the NRC Group consolidated statements of operations subsequent to the date of acquisition. Since the SWS acquisition meets the threshold for reporting of significant acquired businesses, the following consolidated pro forma information is presented in order to give pro forma effect to the acquisition of SWS as if it had occurred as of January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period, for purposes of the nine months ended September 30, 2018 and the year ended December 31, 2017.

NRC Group and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the nine Months Ended September 30, 2018
(Dollars in thousands)

	NRC Group	Progressive Environmental Services, Inc. “SWS” (to May 31, 2018)	Pro Forma Adjustments for the Business Combination	Footnote Reference	NRC Group Pro Forma Combined

Net revenue	$252,906	$20,527	$—		$273,433
Operating expenses:
Operating expenses including cost of revenues	168,524	15,314			183,838
General and administrative expenses	39,427	7,054			46,481
Depreciation and amortization	21,673	891	503	6a	23,067
Other expense including management fees and acquisition expenses, net	8,594	—	(1,500)	6d	7,094
Total operating expenses	238,218	23,259	(997)		260,480
Income from operations	14,688	(2,732)	997		12,953
Other income (expense):
Gain on sale of assets	—	34,090	(34,090)	6c	—
Other income (expense), including debt extinguishment of $2,720	(2,750)	31	—		(2,719)
Interest and financing costs	(13,674)	(575)	575	6b	(13,674)
Total other income (expense)	(16,424)	33,546	(33,515)		(16,393)
Income (loss) before income taxes	(1,736)	30,814	(32,518)		(3,440)
Provision (benefit) for income taxes	(289)	(72)			(361)
Net income (loss)	$(1,447)	$30,886	$(32,518)		$(3,079)

See accompanying notes for pro forma adjustments

11

NRC Group and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017
(Dollars in thousands)

	NRC Group	Progressive Environmental Services, Inc. “SWS”	Pro Forma Adjustments for the Business Combination	Footnote Reference	NRC Group Pro Forma Combined

Operating revenue	$277,631	$60,608	$—		$338,239
Costs and expenses:
Operating expenses including cost of revenues	190,610	39,604			230,214
General and administrative expenses	34,284	21,092	1,369	6e	56,745
Depreciation and amortization	26,148	2,187	802	6a	29,137
Impairment loss - goodwill	—	6,852			6,852
Management fees	1,836	—			1,836
Other expense including acquisition expenses, net	4,113	—			4,113
Total operating expenses	256,991	69,735	2,171		328,897
Income (loss) from operations	20,640	(9,127)	(2,171)		9,342
Other income (expense):
Interest and other income	7	—	—		7
Other expense, net	(93)	(1,369)	1,369	6e	(93)
Interest and financing costs	(14,033)	(4,833)	4,833	6b	(14,033)
Foreign currency transaction losses	(402)	—			(402)
Total other income (expense)	(14,521)	(6,202)	6,202		(14,521)
Income (loss) before income taxes	6,119	(15,329)	4,031		(5,179)
Provision for income taxes	447	1,688			2,135
Net income (loss)	$5,672	$(17,017)	$4,031		$(7,314)

See accompanying notes for pro forma adjustments

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 — The following adjustments were made to the unaudited pro forma consolidated statement of operations:

(a)	To record amortization of intangibles acquired.

(b)	To record the elimination of interest expense on the SWS debt that was assumed and paid off at a discount.

(c)	To eliminate gain on sale on SWS books for its sale to NRC Group.

(d)	To eliminate approximately $1.5 million of expenses of the SWS acquisition in the nine months ended September 30, 2018.

(e)	To reclassify non-recurring expense to operating expense, general and administrative expenses.

12